UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2006

Chicago Mercantile Exchange Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-33379	36-4459170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 South Wacker Drive, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-930-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2006, the Compensation Committee of Chicago Mercantile Exchange Holdings Inc. (the "Company") recommended and the Board of Directors of the Company approved the following changes to its compensation program for its non-executive directors:

• An increase in the annual cash stipend to $25,000 from $17,500.

• An increase in the annual equity stipend of Class A shares of common stock of the Company to an amount of shares with a value equal to $75,000. Under the prior terms, directors received an annual grant of 100 shares. Directors are now required to maintain at least half of each annual equity stipend until the end of their service on the Board.

• An increase in the committee meeting fees for members of the Audit, Compensation, Governance, Board Nominating and Market Regulation Oversight Committees to $1,500 per meeting from $1,000.

• An increase in the compensation for the Chairman of the Board Nominating Committee comprised of an annual retainer of $20,000 and an additional $1,000 per meeting for serving as Chair consistent with the compensation received by the Chairs of the Audit, Compensation, Governance and Market Regulation Committees as discussed below. Mr. Pollock who Chairs both the Compensation and Board Nominating Committee has elected to receive only one stipend of $20,000 for his services as Chairman of the two Committees.

Members of the Board will continue to receive $1,500 for each Board meeting attended and $1,000 for each Board and committee meeting attended other than Audit, Compensation, Governance, Board Nominating and Market Regulation Oversight. Chairs of the Audit, Compensation, Governance and Market Regulation Oversight Committees continue to receive an annual retainer of $20,000 for their service and additional compensation for serving as chair of $1,000 per meeting.

The Compensation Committee also recommended and the Board approved an increase in Mr. Scholes compensation for serving as Chairman of the Company’s Competitive Marketing Advisory Council from $15,000 to $20,000. The Council is responsible for analyzing and developing policy and position papers on significant competitive market issues and is actively involved with the Company’s Center for Innovation.

The Board believes that its members play a critical role in guiding the strategic direction of Company and overseeing management. Given the substantial time commitment of being a director, the Board believes it must provide adequate incentives to attract and retain its highly qualified directors. It is generally the Committee’s practice to target director compensation at the 50th percentile of the relevant market data, which the Committee believes is accomplished with these changes to its director compensation program.

Only non-executive directors receive compensation for their service as a director. No changes were made to the compensation of the Chairman, Mr. Duffy. For his services, Mr. Duffy, receives an annual cash stipend and receives an annual grant of 100 shares of stock. Mr. Duffy does not receive any additional compensation for attending Board or committee meetings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chicago Mercantile Exchange Holdings Inc.

August 7, 2006	By:	Kathleen M. Cronin

Name: Kathleen M. Cronin
Title: Managing Director, General Counsel and Corporate Secretary